EXHIBIT 99.1
------------


JONES LANG LaSALLE                                    NEWS RELEASE

Real value in a changing world



Contact:    Lauralee Martin

Title:      Chief Operating and Financial Officer

Phone:      +1 312 228 2073



            JONES LANG LASALLE REPORTS FIRST QUARTER 2009 RESULTS

                       Adjusted EBITDA of $11 million
             excluding Restructuring and Certain Non-Cash Items


CHICAGO, APRIL 28, 2009 -- Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated financial and professional services firm specializing in real estate, today reported a net loss of $61 million on a U.S. GAAP basis,
or $1.78 per share, for the quarter ended March 31, 2009.   Adjusting for
Restructuring and certain non-cash charges in the first quarter of 2009, the net loss would have been $16 million, or $0.47 per share. The firm's adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") was $11 million for the first quarter of 2009 compared with adjusted EBITDA of $22 million for the same period in 2008. The adjusted net loss and adjusted EBITDA are consistent with the seasonal nature of the business as well as the lack of significant transaction and incentive fees within the challenging operating environment. Revenue for the first quarter of 2009 was $494 million, a 12 percent decrease in U.S. dollars, but down only 1 percent in local currency, compared with the first quarter of 2008.

_________________________________________________________________________

First-Quarter 2009 Highlights:

  . Revenue down only 1 percent in local currency despite weak market conditions

  . Americas revenue growth driven by successful Staubach integration and continued Corporate Solutions wins

  .   Improved performance in Asia Pacific with strong annuity revenue

  . Restructuring charges of $17 million; cumulative 2008 and 2009 actions result in estimated annualized base compensation and benefits savings of $100 million

  .   Leverage ratio equals 2.34x

  .   Semi-annual dividend declared
_________________________________________________________________________

First-quarter results included $17 million of Restructuring charges, primarily severance costs, as well as $29 million of non-cash co-investment related charges, primarily impairments, and $7 million of intangibles amortization from the 2008 acquisitions of The Staubach Company and Kemper's. Restructuring charges are excluded from segment operating results although they are included for consolidated reporting. The non-cash charges are included in Equity losses at the consolidated and segment reporting levels.

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JONES LANG LaSALLE REPORTS FIRST QUARTER 2009 RESULTS - PAGE 2



"Solid first-quarter performance in our Americas region and annuity businesses globally were offset by the seasonality of our business and the weakest transaction markets in memory," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "In this environment, we continue to reduce costs aggressively, manage our balance sheet responsibly and serve our clients effectively," Dyer added.


BUSINESS LINE REVENUE COMPARISON (IN MILLIONS)

                                 Three Months Ended       Percentage
                                      March 31,             Change
                                 ------------------  ------------------
                                                        %         %
                                   2009      2008     in USD    in LC
                                 --------  --------  --------  --------

Leasing                          $  133.2  $  128.7        4%       11%
Capital Markets and Hotels           27.9      57.5      (51%)     (42%)
Advisory, Consulting and Other       56.9      84.5      (33%)     (21%)
                                 --------  --------
  Total Transaction
    Services revenue                218.0     270.7      (19%)      (8%)
Management Services revenue         196.7     194.0        1%       12%
Other                                13.3       9.7       37%       46%
                                 --------  --------
  Total IOS revenue              $  428.0  $  474.4      (10%)       0%

Advisory fees                    $   60.1  $   72.1      (17%)       3%
Transaction and Incentive fees        6.1      17.4      (65%)     (57%)
                                 --------  --------
  Total LaSalle Investment
    Management                   $   66.2      89.5      (26%)      (8%)
                                 --------  --------
Total Firm Revenue               $  494.2  $  563.9      (12%)      (1%)
                                 ========  ========

COST ACTIONS

In the first quarter of 2009, the firm expanded on its 2008 actions to reduce staff and eliminate significant discretionary spending. Excluding Restructuring charges, operating expenses were $505 million for the first quarter, compared with $556 million in 2008. On a local currency basis, operating expenses excluding restructuring charges increased only 3 percent despite the added cost structure from the seven acquisitions completed since the first quarter of 2008, including Staubach and Kemper's. The firm will continue its cost reduction efforts in 2009 and expects annualized base compensation and benefits savings of $100 million as a result of its cumulative actions.

BALANCE SHEET AND DIVIDEND

The firm's outstanding debt on its credit facilities was $496 million at March 31, 2009. The Leverage Ratio was 2.34x, significantly below the maximum allowable ratio of 3.50x. Certain incentive compensation payments historically paid in the first quarter were deferred into the second quarter of 2009 to optimize the working capital position of the firm. The firm expects that its typical improved seasonal operating performance in the remainder of 2009, along with continued focus on balance sheet management, will result in continued compliance with its debt covenants.






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JONES LANG LaSALLE REPORTS FIRST QUARTER 2009 RESULTS - PAGE 3



The firm announced that its Board of Directors declared a semi-annual dividend of $0.10 per share, a decrease from the $0.25 semi-annual dividend paid in December 2008. The dividend reflects the firm's prudent approach to managing the balance sheet. The dividend payment will be made on June 15, 2009, to holders of record at the close of business on May 15, 2009.


BUSINESS SEGMENT FIRST-QUARTER PERFORMANCE HIGHLIGHTS

INVESTOR AND OCCUPIER SERVICES

  . First-quarter revenue in the AMERICAS region was $200 million, an increase of 15 percent over the prior year, primarily a result of the Staubach acquisition.

      Transaction Services revenue increased 34 percent, to $107 million in the first quarter. The region's total Leasing revenue for the quarter increased 50 percent, to $86 million, up from $57 million in 2008. Management Services revenue for the first quarter of 2009 decreased 5 percent, to $85 million, driven primarily by project and development services as clients continue to reduce capital expenditures. The firm won significant new Corporate outsourcing assignments for real estate services in the quarter as the outsourcing trend continued.

      Operating expenses were $204 million in the first three months of 2009, an increase of 18 percent over the prior year. The year-over-year increase was due to additional cost structure from the Staubach acquisition, including $7 million of non-cash amortization expense related to purchased intangible assets.

      The region's EBITDA for the first quarter of 2009 was $11 million, compared with $7 million for the same period last year.

  .   EMEA's first-quarter 2009 revenue was $121 million compared with
      $183 million in 2008, a decrease of 34 percent, 19 percent in local currency, driven by continued reductions in transaction volumes
      across the region.   On a U.S. dollar basis, the decreases were
      driven by Capital Markets and Hotels, down $26 million for the three-month period, or 62 percent, and Leasing revenue, down $16
      million, or 35 percent.   Capital Markets and Hotels revenue was down
      53 percent in local currency while Leasing was down 20 percent in local currency. Management Services revenue, which is primarily annuity revenue, decreased $3 million, or 6 percent for the quarter, to $45 million, but increased 14 percent in local currency.

      Operating expenses were $142 million in the first quarter, a decrease of 25 percent from the prior year, 7 percent in local currency, driven by aggressive cost-saving actions taken across the region.
      The cost reductions were achieved despite the additional cost structure from three acquisitions completed since the first quarter of 2008.

      The region's EBITDA for the first quarter of 2009 was a $16 million loss, compared with a $1 million loss for the same period last year.











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JONES LANG LaSALLE REPORTS FIRST QUARTER 2009 RESULTS - PAGE 4



  . Revenue for the ASIA PACIFIC region was $105 million for the first quarter of 2009, compared with $117 million for the same period in 2008. Excluding the impact of foreign currency exchange, revenue was up 1 percent.

      Management Services revenue in the region increased to $67 million, a 17 percent increase from the first quarter of 2008 and 30 percent in local currency. The significant year-over-year increase demonstrates the firm's continued strength in corporate outsourcing, facility management and property management. Transaction Services revenue was $38 million for the quarter, a 36 percent decrease from 2008, 25 percent in local currency. Within Transaction Services revenue, Capital Markets and Hotels revenue was down 34 percent but only 15 percent in local currency, and Leasing revenue was down 33 percent, 24 percent in local currency, for the first three months of 2009.

      Operating expenses for the region were $108 million for the quarter. With an aggressive focus on costs, operating expenses decreased 13 percent year over year, 2 percent in local currency, despite incremental costs related to serving more corporate outsourcing clients and higher occupancy costs compared with the first quarter of 2008.

      The region's EBITDA for the first quarter of 2009 was a $1 million loss, compared with a $5 million loss for the same period last year.


LASALLE INVESTMENT MANAGEMENT

      LASALLE INVESTMENT MANAGEMENT'S first-quarter revenue was $37 million, compared with $87 million in the prior year. Equity losses of $29 million, primarily from non-cash charges related to co-investments, were included in first-quarter 2009 revenue.
      Advisory fees were $60 million in the quarter, down $12 million from the first quarter of 2008 with valuations in Public Securities contributing significantly to the decline. First-quarter 2009 Advisory fees compared favorably with Advisory fees of $62 million in the fourth quarter of 2008 despite the challenging operating environment.

      The business recognized $5 million of Incentive fees in the first quarter of 2009 after reaching specified performance objectives against established benchmarks. Asset sales, a key driver of Incentive and Transaction fees, continued to be limited by the availability of financing.

      LaSalle Investment Management raised $485 million of equity from clients during the first three months of 2009. Investments made on behalf of clients totalled $300 million. Assets under management declined to $41 billion, an 11 percent decrease, due to the impact of the current economic environment on asset valuations.















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


JONES LANG LaSALLE REPORTS FIRST QUARTER 2009 RESULTS - PAGE 5



SUMMARY

The firm has adapted its service offerings to the changing needs of clients, strengthened its Corporate Solutions business for an expanding client base and gained market share from competitors. It has taken significant actions to reduce its expense base through aggressive staffing and discretionary spending reductions. The firm's responsible approach to the balance sheet has positioned the company well despite the weak trading conditions around the globe. The firm remains prepared to capitalize on new opportunities to serve clients in the challenging environment that lies ahead.






Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, dividend payments and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company's Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.












ABOUT JONES LANG LaSALLE

Jones Lang LaSalle (NYSE: JLL) is a financial and professional services firm specializing in real estate. The firm offers integrated services delivered by expert teams worldwide to clients seeking increased value by owning, occupying or investing in real estate. With 2008 global revenue of $2.7 billion, Jones Lang LaSalle serves clients in 60 countries from 750 locations worldwide, including 180 corporate offices. The firm is an industry leader in property and corporate facility management services, with a portfolio of approximately 1.4 billion square feet worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse in real estate with over $41 billion of assets under management. For further information, please visit our Web site, www.joneslanglasalle.com.

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JONES LANG LaSALLE REPORTS FIRST QUARTER 2009 RESULTS - PAGE 6



CONFERENCE CALL

The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, April 29 at 9:00 a.m. EDT.

To participate in the teleconference, please dial into one of the following phone numbers five to 10 minutes before the start time:

   .  U.S. callers:                 +1 877 809 9540

   .  International callers:        +1 706 679 7364

   .  Pass code:                    95493838


WEBCAST

Follow these steps to listen to the webcast:

1.    You must have a minimum 14.4 Kbps Internet connection

2. Log on to http://www.videonewswire.com/event.asp?id=57913 and follow instructions

3. Download free Windows Media Player software: (link located under registration form)

4. If you experience problems listening, send an e-mail to prnwebcast@multivu.com


SUPPLEMENTAL INFORMATION

Supplemental information regarding the first quarter 2009 earnings call has been posted to the Investor Relations section of the company's Web site: www.joneslanglasalle.com.


CONFERENCE CALL REPLAY

Available: 12:00 p.m. EDT Wednesday, April 29 through Midnight EDT May 6 at the following numbers:

   .  U.S. callers:                 +1 800 642 1687

   .  International callers:        +1 706 645 9291

   .  Pass code:                    95493838


WEB AUDIO REPLAY

Audio replay will be available for download or stream within 24 hours of the conference call. This information and link is also available on the company's Web site: www.joneslanglasalle.com.

If you have any questions, call Yvonne Peterson of Jones Lang LaSalle's Investor Relations department at +1 312 228 2919.




                                  #   #   #

                       JONES LANG LASALLE INCORPORATED
                    Consolidated Statements of Operations
             For the Three Months Ended March 31, 2009 and 2008
                      (in thousands, except share data)
                                 (Unaudited)


                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                    2009        2008
                                                 ----------  ----------

Revenue                                          $  494,211  $  563,920

Operating expenses:
  Compensation and benefits                         342,555     378,873
  Operating, administrative and other               137,623     160,866
  Depreciation and amortization                      24,520      16,446
  Restructuring charges/(credits)                    17,042        (188)
                                                 ----------  ----------
        Total operating expenses                    521,740     555,997
                                                 ----------  ----------

        Operating (loss)/income                     (27,529)      7,923

Interest expense, net of interest income             12,758       1,176
Equity losses from unconsolidated ventures          (32,022)     (2,213)
                                                 ----------  ----------

(Loss)/income before income taxes and
  noncontrolling interest                           (72,309)      4,534
(Benefit)/provision for income taxes                (10,846)      1,143
                                                 ----------  ----------
Net (loss)/income                                   (61,463)      3,391

Net income attributable to noncontrolling
  interests                                              12         552
                                                 ----------  ----------
Net (loss)/income attributable to the Company       (61,475)      2,839
                                                 ----------  ----------

Net (loss)/income available to
  common shareholders                            $  (61,475) $    2,839
                                                 ==========  ==========

Basic (loss)/earnings per common share           $    (1.78) $     0.09
                                                 ==========  ==========
Basic weighted average shares outstanding        34,617,894  31,772,825
                                                 ==========  ==========

Diluted (loss)/earnings per common share         $    (1.78) $     0.09
                                                 ==========  ==========
Diluted weighted average shares outstanding      34,617,894  33,229,444
                                                 ==========  ==========

EBITDA                                           $  (35,043) $   21,604
                                                 ==========  ==========

Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                          Segment Operating Results
             For the Three Months Ended March 31, 2009 and 2008
                               (in thousands)
                                 (Unaudited)



                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                    2009        2008
                                                 ----------  ----------
INVESTOR & OCCUPIER SERVICES
  AMERICAS
    Revenue:
      Transaction services                       $  106,609 $    79,360
      Management services                            84,647      88,748
      Equity (losses)/earnings                       (1,445)      --
      Other services                                  9,779       5,757
                                                 ----------  ----------
                                                    199,590     173,865
    Operating expenses:
      Compensation, operating and administrative    188,158     166,569
      Depreciation and amortization                  15,916       7,048
                                                 ----------  ----------
                                                    204,074     173,617
                                                 ----------  ----------
      Operating (loss)/income                    $   (4,484) $      248
                                                 ==========  ==========

      EBITDA                                      $  11,432  $    7,296
                                                 ----------  ----------

  EMEA
    Revenue:
      Transaction services                       $   73,730  $  132,414
      Management services                            45,276      48,177
      Equity (losses)/earnings                         (379)         16
      Other services                                  2,132       2,455
                                                 ----------  ----------
                                                    120,759     183,062
    Operating expenses:
      Compensation, operating and administrative    136,943     184,060
      Depreciation and amortization                   5,142       6,021
                                                 ----------  ----------
                                                    142,085     190,081
                                                 ----------  ----------
      Operating loss                             $  (21,326) $   (7,019)
                                                 ==========  ==========

      EBITDA                                     $  (16,184) $     (998)
                                                 ----------  ----------

                       JONES LANG LASALLE INCORPORATED
                    Segment Operating Results - Continued
             For the Three Months Ended March 31, 2009 and 2008
                               (in thousands)
                                 (Unaudited)



                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                    2009        2008
                                                 ----------  ----------
  ASIA PACIFIC
    Revenue:
      Transaction services                       $   37,690  $   58,883
      Management services                            66,741      57,073
      Equity losses                                    (971)        (62)
      Other services                                  1,371       1,504
                                                 ----------  ----------
                                                    104,831     117,398
    Operating expenses:
      Compensation, operating and administrative    105,517     122,407
      Depreciation and amortization                   2,921       2,877
                                                 ----------  ----------
                                                    108,438     125,284
                                                 ----------  ----------
      Operating loss                             $   (3,607) $   (7,886)
                                                 ==========  ==========

      EBITDA                                     $     (686) $   (5,009)
                                                 ----------  ----------

  LASALLE INVESTMENT MANAGEMENT
    Revenue:
      Transaction services                        $   1,197   $   4,225
      Advisory fees                                  60,073      72,130
      Incentive fees                                  4,966      13,194
      Equity losses                                 (29,228)     (2,167)
                                                 ----------  ----------
                                                     37,008      87,382
    Operating expenses:
      Compensation, operating and administrative     49,560      66,703
      Depreciation and amortization                     541         500
                                                 ----------  ----------
                                                     50,101      67,203
                                                 ----------  ----------
      Operating (loss)/income                    $  (13,093) $   20,179
                                                 ==========  ==========

      EBITDA                                     $  (12,552) $   20,679
                                                 ----------  ----------

------------------------------------------------------------------------

      Total segment revenue                         462,188     561,707
      Reclassification of equity losses             (32,023)     (2,213)
                                                 ----------  ----------
        Total revenue                            $  494,211  $  563,920
                                                 ==========  ==========

        Total operating expenses before
          restructuring charges/(credits)        $  504,698  $  556,185
                                                 ==========  ==========

        Operating (loss)/income before
          restructuring charges/(credits)        $  (10,487) $    7,735
                                                 ==========  ==========


Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                         Consolidated Balance Sheets
            March 31, 2009, December 31, 2008 and March 31, 2008
                               (in thousands)
                                 (Unaudited)



                                      March 31,                 March 31,
                                        2009      December 31,    2008
                                     (Unaudited)      2008     (Unaudited)
                                     ----------   -----------  ----------
ASSETS
------
Current assets:
  Cash and cash equivalents          $   46,019   $    45,893  $   74,648
  Trade receivables,
    net of allowances                   587,359       718,804     749,300
  Notes and other receivables            76,758        89,636      68,642
  Prepaid expenses                       35,624        32,990      28,268
  Deferred tax assets                   118,285       102,934      64,999
  Other assets                           10,511         9,511      13,994
                                     ----------    ----------  ----------

    Total current assets                874,556       999,768     999,851

Property and equipment, at cost,
  less accumulated depreciation         214,031       224,845     200,909
Goodwill, with indefinite
  useful lives                        1,434,722     1,448,663     731,501
Identified intangibles, with finite
  useful lives, at cost,
  less accumulated amortization          48,545        59,319      44,673
Investments in real estate ventures     145,209       179,875     164,042
Long-term receivables                    49,959        51,974      42,733
Deferred tax assets                      59,426        58,639      84,914
Other assets                             52,589        53,942      47,051
                                     ----------    ----------  ----------
                                     $2,879,037    $3,077,025  $2,315,674
                                     ==========    ==========  ==========

LIABILITIES AND EQUITY
----------------------
Current liabilities:
  Accounts payable and
    accrued liabilities              $  295,673    $  352,489  $  255,564
  Accrued compensation                  420,748       487,895     320,784
  Short-term borrowings                  38,551        24,570      29,698
  Deferred tax liabilities                3,503         2,698      13,811
  Deferred income                        33,904        29,213      22,504
  Deferred business acquisition
    obligations                          23,398        13,073      44,542
  Other liabilities                      85,153        77,947      64,312
                                     ----------    ----------  ----------
    Total current liabilities           900,930       987,885     751,215

Long-term liabilities:
  Credit facilities                     496,008       483,942     350,599
  Deferred tax liabilities                4,351         4,429       1,910
  Deferred compensation                  31,291        44,888      41,468
  Pension liability                       3,938         4,101       1,096
  Deferred business acquisition
    obligations                         354,044       371,636      33,102
  Minority shareholder redemption
    liability                            43,500        43,313       --
  Other liabilities                      57,091        65,026      50,484
                                     ----------    ----------  ----------
    Total liabilities                 1,891,153     2,005,220   1,229,874

                       JONES LANG LASALLE INCORPORATED
                   Consolidated Balance Sheets - Continued
            March 31, 2009, December 31, 2008 and March 31, 2008
                               (in thousands)
                                 (Unaudited)



                                      March 31,                 March 31,
                                        2009      December 31,    2008
                                     (Unaudited)      2008     (Unaudited)
                                     ----------   -----------  ----------
Equity:
  Common stock, $.01 par value
    per share, 100,000,000 shares
    authorized; 34,734,550,
    34,561,648 and 31,816,980
    shares issued and outstanding
    as of March 31, 2009,
    December 31, 2008 and March 31,
    2008, respectively                      347           346         318
  Additional paid-in capital            616,472       599,742     458,776
  Retained earnings                     481,843       543,318     487,679
  Stock held in trust                    (3,504)       (3,504)     (1,930)
  Accumulated other comprehensive
    (loss)/income                      (112,520)      (72,220)    132,190
                                     ----------    ----------  ----------
      Total shareholders' equity        982,638     1,067,682   1,077,033
  Noncontrolling interest                 5,246         4,123       8,767
                                     ----------    ----------  ----------
      Total equity                      987,884     1,071,805   1,085,800
                                     ----------    ----------  ----------
                                     $2,879,037    $3,077,025  $2,315,674
                                     ==========    ==========  ==========


Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
              Summarized Consolidated Statements of Cash Flows
             For the Three Months Ended March 31, 2009 and 2008
                               (in thousands)
                                 (Unaudited)



                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                    2009        2008
                                                 ----------  ----------

Cash used in operating activities                $   (2,767) $ (271,850)

Cash used in investing activities                   (19,862)    (69,933)

Cash provided by financing activities                22,755     337,851
                                                 ----------  ----------

        Net increase (decrease) in
          cash and cash equivalents                     126      (3,932)

Cash and cash equivalents,
  beginning of period                                45,893      78,580
                                                 ----------  ----------
Cash and cash equivalents,
  end of period                                  $   46,019  $   74,648
                                                 ==========  ==========




Please reference attached financial statement notes.

                       JONES LANG LASALLE INCORPORATED
                          Financial Statement Notes


1. Charges excluded from GAAP net loss to arrive at adjusted net loss for the first quarter ended March 31, 2009, are amortization expense and integration costs related to the Staubach and Kemper's acquisitions completed in 2008, severance costs and non-cash charges related to co-investments.

      Below is a reconciliation of GAAP net loss and diluted earnings
      (loss) per share ("EPS") to adjusted net loss and adjusted EPS (in millions after tax, except per share):

                                                   Three Months Ended
                                                     March 31, 2009
                                                 ----------------------
                                                    Net        Diluted
                                                    Loss         EPS
                                                 ----------  ----------
      GAAP net loss and diluted EPS              $    (61.5) $    (1.78)

      Add-backs to net loss:
      Non-cash co-investment charges                   24.6        0.71
      Restructuring                                    14.5        0.42
      Intangibles amortization                          6.1        0.18
                                                 ----------  ----------

      Adjusted net loss and diluted EPS          $    (16.3) $    (0.47)
                                                 ==========  ==========

2. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors as one of the primary metrics for evaluating operating performance and liquidity. The firm believes that EBITDA is an indicator of ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm's revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm's EBITDA may not be comparable to similarly titled measures used by other companies.

      Below is a reconciliation of net (loss) income to EBITDA and adjusted EBITDA (in thousands):

                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                    2009        2008
                                                 ----------  ----------
      Net (loss) income                          $  (61,475) $    2,839
      (Deduct) Add:
      Interest expense, net of interest income       12,758       1,176
      (Benefit) Provision for income taxes          (10,846)      1,143
      Depreciation and amortization                  24,520      16,446
                                                 ----------  ----------
      EBITDA                                     $  (35,043) $   21,604
                                                 ==========  ==========
      Add:
      Non-cash co-investment charges                 28,932       --
      Restructuring                                  17,042       --
                                                 ----------  ----------
      Adjusted EBITDA                            $   10,931  $   21,604
                                                 ==========  ==========

                       JONES LANG LASALLE INCORPORATED
                    Financial Statement Notes - Continued


      Below is a reconciliation of net cash used in operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA and adjusted EBITDA (in thousands):

                                                   Three Months Ended
                                                        March 31,
                                                 ----------------------
                                                    2009        2008
                                                 ----------  ----------

      Net cash used in operating activities      $   (2,767) $ (271,850)
      (Deduct) Add:
      Interest expense, net of interest income       12,758       1,176
      Change in working capital and
        non-cash expenses                           (34,188)    291,135
      (Benefit) Provision for income taxes          (10,846)      1,143
                                                 ----------  ----------
      EBITDA                                     $  (35,043) $   21,604
                                                 ==========  ==========

      Add:
      Non-cash co-investment charges                 28,932       --
      Restructuring                                  17,042       --
                                                 ----------  ----------
      Adjusted EBITDA                            $   10,931  $   21,604
                                                 ==========  ==========

3. For purposes of segment operating results, the allocation of restructuring charges to our segments has been determined to not be meaningful to investors, so the performance of segment results has been evaluated without these charges being allocated.

4. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, to be filed with the Securities and Exchange Commission shortly.

5.    EMEA refers to Europe, Middle East, and Africa.